United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(573,346)
Unrealized Gain (Loss) on Market Value of Futures	964,950
Dividend Income	590
Interest Income	283
Total Income (Loss)	$392,477

Expenses
General Partner Management Fees	$23,088
Professional Fees	12,431
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	1,940
Non-interested Directors' Fees and Expenses	591
NYMEX License Fee	577
Prepaid Insurance Expense	476
Total Expenses	43,048
Expense Waiver	(6,659)
Net Expenses	$36,389
Net Income (Loss)	$356,088

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/14	$45,364,548
Net Income (Loss)	356,088

Net Asset Value End of Month	$45,720,636
Net Asset Value Per Share (750,000 Shares)	$60.96

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612